Exhibit 99.1

Compass Diversified Holdings
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The following unaudited pro forma condensed consolidated financial statements are presented to show the effect on the historical condensed consolidated financial statements of Compass Diversified Holdings (the “Company”) of the sale (the “CamelBak Disposition”) of the Company’s majority owned subsidiary, CBAC Holdings, LLC (“CamelBak”) for a total enterprise value of $412.5 million, and estimated net proceeds of approximately $268.5 million at closing after repayment of $99.3 million in inter-company loans. The CamelBak Disposition is further described in Item 2.01 of this Current Report on Form 8-K.
The following unaudited condensed consolidated pro forma statements of operations for the years ended December 31, 2012, 2013 and 2014, and for the six months ended June 30, 2015, are based on the assumption that the CamelBak Disposition was completed on January 1, 2012. The pro forma balance sheet as of June 30, 2015 is based on the assumption that the CamelBak Disposition was completed on June 30, 2015.
The “as reported” financial information for both Compass Diversified Holdings and CamelBak are derived from the audited financial statements of the Company for the years ended December 31, 2014, 2013 and 2012 as filed on Form 10-K dated March 2, 2015, March 11, 2014, and March 6, 2013, respectively, and the unaudited financial statements of the Company as of June 30, 2015 and for the six months ended June 30, 2015, as filed on Form 10-Q dated August 5, 2015.
The unaudited pro forma financial information is for informational purposes only and does not purport to present what our results would actually have been had this transaction actually occurred on the dates presented or to project our results of operations or financial position for any future period. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. You should read these unaudited pro forma condensed consolidated financial statements in conjunction with the accompanying notes, the CamelBak Purchase Agreement filed on July 27, 2015 and incorporated by reference to this Form 8-K, and the consolidated financial statements for the Company, including the notes thereto as previously filed.
The unaudited pro forma financial information is prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K.
The pro forma adjustments to the statements of operations for all periods presented do not include the following:

•	The non-recurring gain on the CamelBak Disposition. The gain will be included in the Company’s results for the three and nine month periods ended September 30, 2015, and,

•	Certain non-recurring transaction costs on closing of the sale estimated to be approximately $2.9 million.

Compass Diversified Holdings
Condensed Consolidated Pro Forma Balance Sheet
at June 30, 2015
(unaudited)

		CamelBak Disposition
(in thousands)	Compass Diversified Holdings as Reported	Less: CamelBak as Reported	CamelBak Pro Forma Adjustments		Pro Forma Consolidated Compass Diversified Holdings
Assets
Current assets:
Cash and cash equivalents	$25,379	$(1,761)	$178,800	(1a)	$202,418
Accounts receivable, net	161,015	(27,946)	—		133,069
Inventories	125,232	(30,773)	—		94,459
Prepaid expenses and other current assets	28,149	(5,701)	—		22,448
Total current assets	339,775	(66,181)	178,800		452,394
Property, plant and equipment, net	111,521	(7,865)	—		103,656
Equity method investment	242,948	—	—		242,948
Goodwill	350,958	(5,546)	—		345,412
Intangible assets, net	467,626	(158,405)	—		309,221
Deferred debt issuance costs, net	10,448	—	—		10,448
Other non-current assets	7,420	(2,213)	—		5,207
Total assets	$1,530,696	$(240,210)	$178,800		$1,469,286
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$73,439	$(7,569)	$—		$65,870
Accrued expenses	54,251	(7,517)	—		46,734
Due to related party	6,124	—	—		6,124
Current portion, long-term debt	3,250	—	—		3,250
Other current liabilities	3,894	(843)	846	(1b)	3,897
Total current liabilities	140,958	(15,929)	846		125,875
Deferred income taxes	96,820	(7,397)	—		89,423
Long-term debt, less original issue discount	503,532	—	(189,000)	(1c)	314,532
Other non-current liabilities	15,775	(669)	830	(1b)	15,936
Total liabilities	757,085	(23,995)	(187,324)		545,766
Stockholders’ equity					—
Stockholders’ equity	728,592	—	165,838	(1d)	894,430
Noncontrolling interest	45,019	(15,929)	—		29,090
Total stockholders’ equity	773,611	(15,929)	165,838		923,520
Total liabilities and stockholders’ equity	$1,530,696	$(39,924)	$(21,486)		$1,469,286

Compass Diversified Holdings
Condensed Consolidated Pro Forma Statement of Operations
for the year ended December 31, 2012
(unaudited)

		CamelBak Disposition
(in thousands, except per share data)	Compass Diversified Holdings as Reported	Less: CamelBak as Reported	CamelBak Pro Forma Adjustments		Pro Forma Consolidated Compass Diversified Holdings

Net sales	$884,721	$(157,633)	$—		$727,088
Cost of sales	605,867	(85,424)	—		520,443
Gross profit	278,854	(72,209)	—		206,645
Operating expenses:
Selling, general and administrative expense	161,141	(36,829)	—		124,312
Supplemental put expense	15,995	—	—		15,995
Management fees	17,633	—	2,113	(1e)	19,746
Amortization expense	30,268	(9,378)	—		20,890
Impairment expense	—	—	—		—
Operating income	53,817	(26,002)	(2,113)		25,702
Other income (expense):
Interest expense, net	(25,001)	22	420	(1f)	(24,559)
Amortization of debt issuance costs	(1,811)	—	—		(1,811)
Other income, net	(183)	(111)	—		(294)
Income (loss) before income taxes	26,822	(26,091)	(1,693)		(962)
Provision for income taxes	21,069	(5,138)	—		15,931
Net income (loss)	5,753	(20,953)	(1,693)		(16,893)
Less: Net income attributable to noncontrolling interest	8,508	(692)	—		7,816
Net loss attributable to Holdings	$(2,755)	$(20,261)	$(1,693)		$(24,709)

Basic and fully diluted loss per share attributable to Holdings	$(0.06)				$(0.51)

Compass Diversified Holdings
Condensed Consolidated Pro Forma Statement of Operations
for the year ended December 31, 2013
(unaudited)

		CamelBak Disposition
(in thousands, except per share data)	Compass Diversified Holdings as Reported	Less: CamelBak as Reported	CamelBak Pro Forma Adjustments		Pro Forma Consolidated Compass Diversified Holdings

Net sales	$985,539	$(139,943)	$—		$845,596
Cost of sales	679,708	(78,588)	—		601,120
Gross profit	305,831	(61,355)	—		244,476
Operating expenses:
Selling, general and administrative expense	167,738	(33,958)	—		133,780
Supplemental put expense (reversal)	(45,995)	—	—		(45,995)
Management fees	18,632	—	2,120	(1e)	20,752
Amortization expense	29,632	(8,978)	—		20,654
Impairment expense	12,918	—	—		12,918
Operating income	122,906	(18,419)	(2,120)		102,367
Other income (expense):
Interest expense, net	(19,376)	(4)	510	(1f)	(18,870)
Amortization of debt issuance costs	(2,123)	—	—		(2,123)
Loss on debt extinguishment	(1,785)	—	—		(1,785)
Other income, net	(77)	(30)	—		(107)
Income before income taxes	99,545	(18,453)	(1,610)		79,482
Provision for income taxes	20,729	(2,198)	—		18,531
Net income	78,816	(16,255)	(1,610)		60,951
Less: Net income attributable to noncontrolling interest	10,752	(406)	—		10,346
Net income (loss) attributable to Holdings	$68,064	$(15,849)	$(1,610)		$50,605

Earnings per share - Basic and Fully Diluted
Net income attributable to Holdings	$68,064				$50,605
Less: Profit Allocation paid to Holders	15,990				15,990
Less: Effect of contribution based profit - Holding Event	1,480				1,480
Net income from Holdings attributable to Trust shares	50,594				33,135

Basic and diluted weighted average shares outstanding	48,300				48,300
Basic and fully diluted income per share attributable to Holdings	$1.05				$0.69

Compass Diversified Holdings
Condensed Consolidated Pro Forma Statement of Operations
for the year ended December 31, 2014
(unaudited)

		CamelBak Disposition
(in thousands, except per share data)	Compass Diversified Holdings as Reported	Less: CamelBak as Reported	CamelBak Pro Forma Adjustments		Pro Forma Consolidated Compass Diversified Holdings

Net sales	$982,300	$(148,675)	$—		$833,625
Cost of sales	688,631	(86,003)	—		602,628
Gross profit	293,669	(62,672)	—		230,997
Operating expenses:
Selling, general and administrative expense	181,683	(35,547)			146,136
Management fees	22,722	—	825	(1e)	23,547
Amortization expense	33,606	(8,712)	—		24,894
Operating income	55,658	(18,413)	(825)		36,420
Other income (expense):
Interest expense, net	(27,068)	7	2,334	(1f)	(24,727)
Amortization of debt issuance costs	(2,243)	—	—		(2,243)
Gain (loss) on equity method investment	11,029	—	—		11,029
Gain on deconsolidation of subsidiary	264,325	—	—		264,325
Loss on debt extinguishment	(2,143)	—	—		(2,143)
Other income (expense), net	(139)	(360)	—		(499)
Income before income taxes	299,419	(18,766)	1,509		282,162
Provision for income taxes	8,264	(3,144)	—		5,120
Net income	291,155	(15,622)	1,509		277,042
Less: Net income attributable to noncontrolling interest	12,320	(467)	—		11,853
Net income attributable to Holdings	$278,835	$(15,155)	$1,509		$265,189

Earnings per share - Basic and Fully Diluted
Net income attributable to Holdings	$278,835				$265,189
Less: Profit Allocation paid to Holders	11,870				11,870
Less: Effect of contribution based profit - Holding Event	2,805				2,805
Net income from Holdings attributable to Trust shares	264,160				250,514

Basic and diluted weighted average shares outstanding	49,089				49,089
Basic and fully diluted income per share attributable to Holdings	$5.38				$5.10

Compass Diversified Holdings
Condensed Consolidated Pro Forma Statement of Operations
for the six months ended June 30, 2015
(unaudited)

		CamelBak Disposition
(in thousands, except per share data)	Compass Diversified Holdings as Reported	Less: CamelBak as Reported	CamelBak Pro Forma Adjustments		Pro Forma Consolidated Compass Diversified Holdings

Net sales	$541,998	$(79,496)	$—		$462,502
Cost of sales	384,121	(45,364)	—		338,757
Gross profit	157,877	(34,132)	—		123,745
Operating expenses:
Selling, general and administrative expense	89,568	(17,892)	—		71,676
Management fees	13,649	—	(532)	(1e)	13,117
Amortization expense	19,428	(4,356)	—		15,072
Impairment expense	9,165	—	—		9,165
Operating income	26,067	(11,884)	532		14,715
Other income (expense):
Interest expense, net	(12,843)	1	1,009	(1f)	(11,833)
Amortization of debt issuance costs	(1,090)	—	—		(1,090)
Gain (loss) on equity method investment	(2,266)	—	—		(2,266)
Other income, net	633	(659)	—		(26)
Income before income taxes	10,501	(12,542)	1,541		(500)
Provision for income taxes	9,213	(3,656)	—		5,557
Net income	1,288	(8,886)	1,541		(6,057)
Less: Net income attributable to noncontrolling interest	1,733	(539)	—		1,194
Net income (loss) attributable to Holdings	$(445)	$(8,347)	$1,541		$(7,251)

Earnings per share - Basic and Fully Diluted
Net loss attributable to Holdings	$(445)				$(7,251)
Less: Profit Allocation paid to Holders	—
Less: Effect of contribution based profit - Holding Event	2,779		(335)	(1g)	2,444
Net loss from Holdings attributable to Trust shares	(3,224)				(9,695)

Basic and diluted weighted average shares outstanding	54,300				54,300
Basic and fully diluted loss per share attributable to Holdings	$(0.06)				$(0.18)

Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

Pro forma information is intended to reflect the impact of the CamelBak Disposition on the Company's historical financial position and results of operations through adjustments that are directly attributable to the transaction, that are factually supportable and, with respect to the pro forma statements of operations, that are expected to have a continuing impact. In order to accomplish this, the Company eliminated the historical results of CamelBak from the Company's historical financial position and results of operations. CamelBak's historical operations, for the current and prior period, including the gain on sale, will be presented as discontinued operations for financial reporting purposes beginning with the Company's Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2015.

The information in Note 1 provides a description of the pro forma adjustments from each line item in the pro forma condensed financial statements together with information explaining how the amounts were derived or calculated.

Note 1 - Pro Forma Adjustments

Balance Sheet

The following adjustments correspond to those included in the unaudited condensed consolidated pro forma balance sheet as of June 30, 2015:

(1a) This adjustment reflects the cash proceeds from the CamelBak Disposition, net of the assumed debt payoff as discussed in footnote (1c) below.

(1b) This adjustment represents current and long-term payables to noncontrolling interest holders. The current amount is due approximately 60 days after the close of the CamelBak Disposition, and the long-term amount is due approximately one year after the close of the CamleBak Disposition.

(1c) This adjustment represents the payoff of all debt outstanding under our revolving credit facility. The Company did not reflect the payoff of term debt.

(1d) This adjustment reflects the estimated gain on the CamelBak Disposition as if the sale had occurred on June 30, 2015. This gain may not be representative of what will actually be recorded during the three and nine months ended September 30, 2015.

Statement of Operations

(1e) This adjustment reflects the effect of the CamelBak disposition and repayment of the revolving credit facility on the Management fee paid to our Manager during each of the periods presented.

(1f) This adjustment reflects the payoff of the average revolver debt outstanding during the respective periods using proceeds from the CamelBak Disposition. The effect of paying off all revolver debt was to reduce interest expense on the revolver debt for the periods presented and increase commitment (unused) fees associated with the revolver debt for the periods presented.

Earnings per Share

(1g) The Company uses the two-class method to compute basic and fully diluted earnings per share, effective July 1, 2013. The two-class method requires companies to allocate participating securities that have rights to earnings that otherwise would have been available only to common shareholders as a separate class of securities in calculating earnings per share. During the six months ending June 30, 2015, the effect of CamelBak Contribution Based Profit from a Holding Event is reflected as an adjustment to the calculation of earnings per share. CamelBak Contribution Based Profit from a Holding Event did not effect any of the other periods presented.